SUBSCRIPTION AGREEMENT FACE PAGE
(Offshore Subscribers)

FACT CORPORATION

Purchased Security:
Units consisting of one share of Class A common stock and two share purchase warrants, being Class A and Class B warrants; Class A warrants to purchase an additional share of Class A common stock at US$0.30 per share within one (1) calendar year; Class B warrants to purchase an additional share of Class A common stock at $0.35 per share within two (2) calendar years.

Subscription Price Per Unit:	US$0.25 per Unit

Number of Units

Minimum Investment:
NO MINIMUM

(Investment Minimums may apply in certain jurisdictions.  Please refer to the advice provided in this subscription agreement or check with the Corporation as to the minimum subscription for the subscriber’s jurisdiction)

NOTE:                      THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THIS SUBSCRIPTION AGREEMENT FACE PAGE, SIGN AND COMPLETE EACH OF THE AGREEMENT AND SCHEDULE “A” AND RETURN ONE FULLY EXECUTED COPY OF EACH OF THESE DOCUMENTS WITH THE SUBSCRIPTION PRICE PAYABLE TO FACT CORPORATION, 1530 9TH AVENUE, S.E., CALGARY, ALBERTA, T2G OT7, CANADA.

PARTICULARS OF SUBSCRIBER

If an Individual:	If a Corporation:

Full Name	Full Corporate Name

Residential Address	Head Office Address

City State Zip Code	City State Zip Code

Telephone Fax	Attention

Social Security Number	Telephone Fax

IRS Employer Identification Number

EACH SUBSCRIBER MUST COMPLETE SCHEDULE A ATTACHED HERETO.

Registration Instructions:	Deliver To:

Name	Address

Account reference, if applicable	Account reference, if applicable

Address	Contact Name

Telephone Number

- -

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS, OF ANY STATE OF THE UNITED STATES.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE UNITED STATES OR BY OR ON BEHALF OF U.S. PERSONS (AS DEFINED HEREIN) WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(Offshore Subscribers)

Personal & Confidential

TO:           FACT CORPORATION

 PURCHASE OF UNITS CONSISTING OF

ONE SHARE OF CLASS A COMMON STOCK AND TWO WARRANTS, CLASS A AND CLASS B.

Subscription

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from FACT Corporation, a Colorado corporation (the “Corporation”), subject to the terms and conditions set forth herein, that number of Units (the “Units”) set forth on the Subscription Agreement Face Page (the “Face Page”), at the subscription price of US$0.25 (the “Subscription Price”) per Unit for a total investment as set forth on the Face Page.  Each Unit consists of one (1) Share of Common Stock of the Corporation (the “Common Stock”) and a Class A warrant entitling the holder to purchase an additional share of Common Stock at any time on or before the first anniversary of the issuance of such warrant at an exercise price of US$0.30  per share, and a Class B entitling the holder to purchase an additional share of Common Stock at any time on or before the second anniversary of the issuance of such warrant at an exercise price of US$0.35  per share (the “Warrants”). The shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares”.  The Units, Common Stock, Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

The Subscriber agrees to pay to the Corporation the Subscription Price for the Units subscribed for hereunder by delivering to the Corporation, concurrent upon the execution of this private placement subscription agreement (“Agreement”), a wire transfer, a certified cheque, bank draft or money order for the full amount of the Subscription Price for the Units subscribed for hereunder.  The Subscriber hereby acknowledges that the acceptance of the subscription is subject to rejection or allotment, in whole or in part, by the Corporation. The Subscriber acknowledges that the Units subscribed for hereunder form part of a larger private placement (the “Private Placement”) of up to a maximum of US$750,000. Unless otherwise indicated, references in this Agreement to “$” or “dollars” refer to the currency of the United States of America.  No fractional shares of the Corporation will be issued.

The Subscriber acknowledges that the Common Stocks are being sold by the Corporation in the United States of America (the “US”) and in other jurisdictions where it is legal to do so.  Subject to the terms hereof, the subscription will be effective upon its acceptance by the Corporation.  The Private Placement may be subject to minimum subscriptions for different jurisdictions.  Each subscriber should check in this form to see if the subscription amount meets the requirements in their respective jurisdiction or contact the Corporation in regard to the required minimum subscription required for the investor’s subscribing jurisdiction.  The Private Placement is not subject to minimum aggregate subscription level except for those minimum subscriptions required for each jurisdiction and, upon closing, all subscription proceeds will be retained by the Corporation in accordance with the terms hereof.  Subscription proceeds may be accepted in one or more closings of this Private Placement.  The closing of the Private Placement will be subject to receipt of all applicable regulatory approvals.

Description of Common Stocks

The sale and delivery of the Common Stocks subscribed for hereby is conditional upon such sale being exempt from the prospectus requirements of any applicable statute relating to the sale of such Common Stocks or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of preparing, filing, or delivering a prospectus.

The Securities may only be resold in compliance with applicable securities legislation. Subscribers should note that the Securities will be subject to statutory restrictions upon resale, including hold periods, and that the certificates representing such Shares will bear a legend to that effect. Subscribers are advised to consult with their legal advisors in respect of restrictions on resale and the suitability of an investment in the Securities offered hereby.

The Corporation and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Regulation S (“Regulation S”) and the other rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in securities made hereunder.

Payment

The full amount of the Subscription Price for the Units subscribed for hereunder must accompany this Agreement and shall be paid by wire transfer, certified cheque, bank draft or money order made payable to FACT Corporation [or by such other means as FACT shall direct].

Wire transfers are to be sent pursuant to the following wire transfer instructions:

Institution:                       Bank of America San Francisco
SWIFT:                             BOFAUS3N
ABA#:
Acct with institution:

Then, for further credit to…

Institution:                       ATB Financial
Calgary Main - Stephen Avenue
239 - 8th Ave SW
Calgary, Alberta T2P 1B9
Tel: (403) 974-5700, Fax: (403) 974-5741
Institution Number:
Transit Number:
Account Name:                  FACT Corporation
Address:                             1530 9th Ave S.E., Calgary, Alberta T2G 0T7
Account Number:
Notation:                             For subscription of shares of FACT Corporation.

Subscription Procedures

The Subscriber undertakes to complete, sign and return the following documents along with one (1) executed copy of this Agreement to the Corporation:

(a)	Schedule “A”, if the Subscriber is a resident of any country other than the U.S. the Certificate of Non-U.S. Residents.

The Subscriber shall complete, sign and return to the Corporation as soon as possible on request by the Corporation any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law.

Closing

Delivery of and payment for the Units (the “Closing”) will be completed at the offices of the Corporation on or before the close of business on December 31, 2009 (the “Closing Time”) or such earlier or later date or time as the Corporation shall determine (the “Closing Date”).

The Closing will only take place in accordance with all related applicable regulatory approvals and requirements.

Certificates representing the Common Stock and the Warrants will be available for delivery against payment to the Corporation of the full amount of the aggregate Subscription Price for the Units subscribed for hereunder in freely transferable US funds.

Representations, Warranties, Acknowledgements and Covenants of the Subscriber

The Subscriber hereby represents, warrants, acknowledges and covenants to the Corporation (which representations, warranties, acknowledgments and covenants shall be true and correct on the date thereof and at the Closing Date, with the same force and effect as if they had been made as at the Closing Date and which shall survive Closing) and acknowledges that the Corporation and its counsel, are relying thereon, that:

(a)
The Subscriber is located outside the “United States,” as such term is defined in Regulation S, and is not a “U.S. person,” as such term is defined in Regulation S, and is not purchasing the Common Stocks by or on behalf a person inside the United States or a U.S. Person.  The purchase of the Common Stocks was conducted in an “offshore transaction,” as such term is defined in Regulation S, such that when the offer to purchase the Common Stocks was made, such Subscriber was not a person within the United  States, and at the time of purchase, the Subscriber is located outside the United States.

(b)
The Subscriber is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, applicable state securities laws and applicable Canadian securities laws; provided, however, that by making the representations herein, such Subscriber reserves the right to dispose of all or any part of the Common Stocks at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the 1933 Act, including, without limitation, Regulation S promulgated under the 1933 Act (“Regulation S”).  The Subscriber further represents that in consummating the transactions set forth herein: there is no intent to place the Securities offshore in an attempt to evade registration requirements with the result that the incidents of ownership never leave the domestic market, or that all or a substantial portion of any economic risk will be returned to the U.S. market during the restricted period under Rule 903 or that there is no reasonable expectation that the securities could be viewed as actually coming to rest abroad.  There is no intent on the part of the Subscriber to enter into the transactions contemplated hereby for the purpose of “washing off” the resale restrictions through the use of Rule 904.  Nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Securities for any period of time, except that the Subscriber agrees that in connection with the resale of any Securities under Regulation S to comply with the offering restrictions set forth in Regulation S, including Rule 903(b)(2), and to not sell any Securities during the distribution compliance period as defined in Rule 903(b)(2) to a U.S. person or for the account or benefit of a U.S. person. Such Subscriber is acquiring the Common Stocks hereunder in the ordinary course of its business. Such Subscriber does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities, in violation of United States federal or state securities laws or applicable Canadian or provincial securities laws.

(c)
The Subscriber has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except pursuant to exemptions under applicable securities legislation and regulatory policy and that the Securities will be subject to resale restrictions and will bear a legend to this effect;

(d)
The Subscriber understands that the Common Stocks are being offered and sold to it in reliance on specific exemptions or exclusions from the registration requirements of United States federal and state securities laws and applicable Canadian securities laws and that the Corporation is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities.

(e)
The decision to execute this Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation, and that the decision is based entirely upon its review (the receipt of which is acknowledged) of information which has been filed by the Corporation with the applicable securities commissions or exchange in compliance, or intended compliance with applicable securities legislation, including any of the Corporation's financial information currently available.  The Subscriber understands that its investment in the Common Stocks involves a high degree of risk.  The Subscriber has sought such accounting, legal and tax advice, as it has considered necessary, to make an informed investment decision with respect to its acquisition of the Common Stocks.

(f)
The Subscriber understands that: (i) the Common Stocks and the Securities have not been registered under the 1933 Act or any applicable state securities laws, and may not be offered for sale, sold, pledged, assigned or otherwise transferred unless (A) subsequently registered thereunder, or (B) such Subscriber shall have delivered to the Corporation an opinion of counsel in a form reasonably acceptable to the Corporation to the effect that such securities to be sold, assigned, pledged or otherwise transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements. The Corporation reserves the right to place stop transfer instructions against the shares and certificates for the Securities.

(g)
The Subscriber understands that the certificates or other instruments representing the Common Stock and all certificates issued in substitution thereof and in exchange therefore shall bear restrictive legends in substantially the following forms (and a stop transfer order may be placed against transfer of such share certificates), until such time as it is no longer required under applicable securities laws:

THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR SUCH SECURITIES ARE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAW AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

WITHOUT COMPLIANCE WITH ALL APPLICABLE CANADIAN SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [FOUR MONTHS AND ONE DAY AFTER ISSUANCE].

The legends set forth above shall be removed and the Corporation within two (2) business days shall issue a certificate without such legend to the holder, unless the legend is otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Common Stocks are registered under the 1933 Act and applicable state securities laws or (ii) in connection with a sale transaction, after such holder provides the Corporation with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Corporation, to the effect that a public sale, assignment or transfer of the Common Stock, may be made without registration under the 1933 Act.

(h)
The Subscriber has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(i)	this Agreement is not enforceable by the Subscriber unless and until it has been accepted by the Corporation;

(j)	is resident at the address set out on the Face Page as the Subscriber’s “Residential Address” or “Head Office Address”;

(k)	if an individual, the Subscriber is of full age of majority and is legally competent to execute this Agreement and take all action pursuant thereto;

(l)	this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(m)
understands that the sale and delivery of the Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(n)
if the Subscriber is a corporation, syndicate, partnership or other form of unincorporated organization, the person executing this Agreement on behalf of the Subscriber has the necessary power and authority to do so and the investment contemplated hereby has been duly authorized by all necessary action of the undersigned;

(o)
if required by applicable securities legislation, policy or order or securities commission, or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Securities;

(p)
it has had access to such additional information and has made such investigations, if any, concerning the Corporation as it has considered necessary so as to make an informed investment decision in connection with an investment in the Securities and it has not received, nor has it requested, nor does it have any need to receive, any other document describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision with respect to the Securities;

(q)
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and is able, by virtue of its net worth and knowledge and experience in financial and business matters, to protect its own interests in connection with the investment and bear the economic loss of such investment without substantially affecting its assets or business affairs;

(r)
it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Securities and any Shares issuable in exchange therefore or in substitution thereof in order to implement the restrictions on transfer set forth herein;

(s)
as the Securities are subject to resale restrictions under applicable securities legislation and policies the Subscriber shall comply with all relevant securities legislation and policies concerning any resale of the Securities and shall consult with its own legal advisers with respect to such compliance; and

(t)
the Subscriber acknowledges that the foregoing representations, warranties and acknowledgments and covenants are made by it with the intent that they may be relied upon in determining its eligibility to purchase the Securities under relevant securities legislation. The Subscriber further agrees that by accepting the Securities subscribed for pursuant hereto, at Closing Time, it shall be representing and warranting that the foregoing representations, warranties and acknowledgments and covenants are true as at the Closing Time with the same force and effect as if they had been made by it as at the Closing Time and will survive the completion of the sale of such Shares. The Corporation shall be entitled to rely on the representations, warranties, acknowledgments and covenants of the Subscriber contained hereto and the Subscriber shall indemnify and hold harmless the Corporation for any loss or damage it may suffer as a result of any misrepresentation by the Subscriber.

Representations and Warranties of the Corporation

The Corporation represents and warrants to the Subscriber that, as of the date of this Agreement and at the Closing:

(a)
it has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the State of Colorado, and is duly qualified to carry on business in the State of Colorado and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary;

(b)	it has the full corporate right, power and authority to execute this Agreement, and to issue the Securities to the Subscriber pursuant to the terms of this Agreement;

(c)
the execution and delivery of and the performance by the Corporation of this Agreement will not constitute a breach of or default under the organizational documents of the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

(d)	the Common Stocks will be fully paid and non-assessable; and

(e)
there is no suit, action, claim, investigation or inquiry by any person or entity or any administrative agency or governmental body, and no legal, administrative or arbitration proceeding pending, or to the Corporation's knowledge, threatened against the Corporation which has or will materially affect the Corporation's ability to consummate the transactions herein contemplated.

Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

Appointment of the Corporation as Agent

The Subscriber hereby irrevocably authorizes the Corporation to:

(a)
negotiate and settle the form of any other agreement to be entered into in connection with this Private Placement and to waive in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Corporation may determine, acting reasonably, without in any way affecting the Subscriber's obligations or the obligations of others;

(b)
swear, execute, file and record on its behalf, this Agreement and any documents necessary to accept delivery of the Common Stocks on the Closing Date, and to terminate this subscription on behalf of the Subscriber in the event that any condition precedent to this Private Placement has not been satisfied;

(c)	act as its representative at the Closing, to release the funds representing the Total Subscription Price, and to execute in its name and on its behalf all closing receipts and documents required;

(d)	complete or correct any errors or omissions in any form or document provided by the Subscriber;

(e)	approve any opinions, certificates or other documents addressed to the Subscriber; and

(f)	receive on its behalf certificates representing the Common Stocks subscribed.

Governing Law

This Agreement shall be construed and interpreted, and the rights and obligations of the parties arising hereunder governed, by the laws of the State of Colorado. The parties agree that the courts of Colorado shall have exclusive jurisdiction over any dispute, termination or breach of any kind or nature whatsoever arising out of or in connection with this Agreement.

Survival

This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto, the completion of the issue of Shares and any subsequent disposition by the Subscriber of any of the Securities.

Assignment

This Agreement is not transferable or assignable.

Execution

The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

Counterparts

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Corporation, by the Subscriber or by any third party.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first mentioned.

(Name of Subscriber - Please type or print)	(Signature and, if applicable, Office)

If the Subscriber is signing, as agent for a principal and the Subscriber is not a trust company signing as trustee or as an agent for a fully managed account, please complete the following:

(Name of Beneficial Purchaser - Please type or print)	(Address of Subscriber)

(Signature and, if applicable, Office)	(City, State, Zip code of Subscriber)

ACCEPTANCE

The Corporation hereby accepts the above-mentioned Agreement.

DATED at                , as of the ______ day of                          , 2009.

FACT CORPORATION
Per:
Authorized Signatory

Subscribers that are Non-U.S. Residents must complete this form

SCHEDULE “A”

CERTIFICATE OF NON-U.S. RESIDENTS

The Subscriber covenants, represents and warrants to FACT CORPORATION (the “Issuer”) that:

1.
The representations and warranties contained herein are made by the Subscriber with the intent that they may be relied upon by the Issuer in determining the Subscriber’s suitability as a purchaser of the Securities.

2.
The Subscriber has received and read the Issuer’s annual report for the year ended December 31, 2008, and any amendments to such report (the “Annual Report”) and the Subscriber is familiar with all terms and provisions thereof.

3.	The Subscriber confirms that the purchase of the Securities occurred in an “offshore transaction” in that:

(a)           The Subscriber is not an “entity” in the United States

(b)	At the time the Subscription Agreement was entered into, and as of the effective date of the Subscription Agreement, the Subscriber was outside of the United States.

(c)           The Subscriber is not a U.S. Person.  For purposes hereof, "U.S. Person" means:

(i)           any natural person resident in the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;
(iii)	any estate of which any trustee is a U.S. Person;

(iv)	any trust of which any trustee is a U.S. Person;

(v)	any agency or branch of a foreign entity located in the United States;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if any individual) resident in the United States; and

(vii)	any partnership or corporation if:

(a)	organized or incorporated under the laws of any foreign jurisdiction; and

(b)
formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(1) under the Securities Act) who are not natural persons, estates or trusts.

4.
The Subscriber has previously been advised that the Subscriber would have an opportunity to review all the pertinent facts concerning the Issuer, and to obtain any additional information which they might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information contained in the Annual Reports.

5.
The Subscriber has personally communicated or been offered the opportunity to communicate with an executive officer of the Issuer to discuss the business and financial affairs of the Issuer, its products and activities, and its plans for the future.  The Subscriber acknowledges that if the Subscriber would like to further avail itself of the opportunity to ask additional questions of the Issuer, the Issuer will make arrangements for such an opportunity on request.

6.	The Subscriber has been advised that no accountant or attorney engaged by the Issuer is acting as its representative, accountant, or attorney.

ONLY NON-US SUBSCRIBERS
NEED TO COMPLETE AND SIGN

Date

Duly authorized signatory for Subscriber

(Print name of Subscriber)